Exhibit 99.1
Cohu Reports Fourth Quarter and Full Year 2010 Operating Results
POWAY, Calif., January 26, 2011 — Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2010 fourth quarter net sales of $96.9 million and GAAP net income of $9.4 million or $0.39 per share. Net sales for the twelve months ended 2010 were $322.7 million and GAAP net income was $24.6 million or $1.02 per share.
The Company also reported non-GAAP results, with fourth quarter 2010 net income of $11.7 million or $0.48 per share and net income of $33.2 million or $1.38 per share for the twelve months ended 2010.
GAAP Results

	Q4 FY 2010	Q3 FY 2010	Q4 FY 2009
Net sales	$96.9 million	$86.1 million	$52.2 million
Net income	$9.4 million	$7.6 million	$0.8 million
Income per share	$0.39	$0.32	$0.03

	12 Months 2010	12 Months 2009
Net sales	$322.7 million	$171.3 million
Net income (loss)	$24.6 million	$(28.2) million
Income (loss) per share	$1.02	$(1.20)
Non-GAAP Results

	Q4 FY 2010	Q3 FY 2010	Q4 FY 2009
Non-GAAP net income	$11.7 million	$9.8 million	$2.5 million
Non-GAAP income per share	$0.48	$0.41	$0.11

	12 Months 2010	12 Months 2009
Non-GAAP net income (loss)	$33.2 million	$(1.9) million
Non-GAAP income (loss) per share	$1.38	$(0.08)
Sales of semiconductor equipment accounted for 79.0% of fiscal 2010 fourth quarter sales. Microwave communications equipment and video cameras and related equipment contributed 15.9% and 5.1%, respectively, for the same period.
Orders were $75.8 million for the fourth quarter of 2010 and $90.0 million for the third quarter of 2010. Orders for semiconductor equipment were $67.1 million in the fourth quarter of 2010 compared to $74.0 million in the third quarter of 2010. Total consolidated backlog was $99.6 million at December 25, 2010 compared to $120.8 million at September 25, 2010. Cohu expects first quarter 2011 sales to be between $85 million and $90 million.
James A. Donahue, Chairman, President and Chief Executive Officer stated, “Sales for the fourth quarter and fiscal 2010 set new records for Cohu and this was the fourth consecutive quarter of increased operating income and earnings per share, on a non-GAAP basis. For 2010, non-GAAP earnings per share increased to $1.38 from a loss of $0.08 in 2009. Sales for Cohu’s Semiconductor Equipment Group increased 128% year-over-year. Rasco achieved record sales, demonstrating the competitive strength of their product line and synergies that have been realized following our acquisition of the company in late 2008.”
Donahue concluded, “We are encouraged by last week’s report from SEMI, that showed December 2010 industry-wide orders for back-end semiconductor equipment increased sequentially for the first time since last July.”

Cohu’s Board of Directors approved a quarterly cash dividend of $0.06 per share payable on April 22, 2011 to shareholders of record on March 8, 2011. Cohu has paid consecutive quarterly cash dividends since 1977.
Use of Non-GAAP Financial Information:
Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, inventory step-up adjustments and the deferred tax asset valuation allowance. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.
These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.
Forward Looking Statements:
Certain matters discussed in this release, including statements concerning Cohu’s new products and expectations of business conditions, orders, sales, revenues and operating results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; inventory, goodwill and other intangible asset write-downs; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.
About Cohu:
Cohu is a supplier of test handling, burn-in and thermal solutions used by the global semiconductor industry, microwave communications and video equipment.
Cohu will be conducting their conference call on Wednesday, January 26, 2011 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.
For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones — Investor Relations (858) 848-8106

COHU, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Twelve Months Ended (1)
	December 25,	December 26,	December 25,	December 26,
	2010	2009	2010	2009
Net sales	$96,902	$52,193	$322,667	$171,261
Cost and expenses:
Cost of sales	64,411	35,745	212,672	118,873
Research and development	9,741	7,942	36,201	31,964
Selling, general and administrative	12,252	9,088	44,117	35,519

	86,404	52,775	292,990	186,356
Income (loss) from operations	10,498	(582)	29,677	(15,095)
Interest and other, net	122	172	561	1,300

Income (loss) before income taxes	10,620	(410)	30,238	(13,795)
Income tax provision (benefit) (2)	1,192	(1,180)	5,594	14,373

Net income (loss)	$9,428	$770	$24,644	$(28,168)

Income (loss) per share:
Basic	$0.39	$0.03	$1.04	$(1.20)

Diluted	$0.39	$0.03	$1.02	$(1.20)

Weighted average shares used in computing income (loss) per share (3):
Basic	23,922	23,495	23,732	23,412

Diluted	24,323	23,746	24,097	23,412

(1)	The three-month periods ended December 25, 2010 and December 26, 2009 were each comprised of 13 weeks and both twelve-month periods are comprised of 52 weeks.

(2)	The twelve-month period ended December 26, 2009 includes a provision of $20.6 million for an increase in the valuation allowance against deferred tax assets.

(3)	For the twelve-month period ended December 26, 2009, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (Unaudited)

	December 25,	December 26,
	2010	2009
Assets:
Current assets:
Cash and investments	$98,175	$84,906
Accounts receivable	66,801	43,389
Inventories	63,224	52,428
Deferred taxes and other	12,017	12,827

Total current assets	240,217	193,550
Property, plant & equipment, net	39,804	38,006
Goodwill	58,498	61,764
Intangible assets, net	26,523	35,483
Other assets	1,001	1,315

Total assets	$366,043	$330,118

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$14,834	$5,322
Other current liabilities	56,700	48,631

Total current liabilities	71,534	53,953
Deferred taxes and other noncurrent liabilities	19,784	18,916
Stockholders’ equity	274,725	257,249

Total liabilities & stockholders’ equity	$366,043	$330,118

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

		Three Months Ended
	December 25,	September 25,	December 26,
	2010	2010	2009
Income (loss) from operations — GAAP basis (a)	$10,498	$8,781	$(582)

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	64	84	106
Research and development	334	321	320
Selling, general and administrative	602	557	478

	1,000	962	904

Amortization of intangible assets included in (c):
Cost of goods sold	1,325	1,259	1,420
Research and development	—	—	—
Selling, general and administrative	210	200	226

	1,535	1,459	1,646

Income from operations — non-GAAP basis (d)	$13,033	$11,202	$1,968

Net income — GAAP basis	$9,428	$7,611	$770
Non-GAAP adjustments (as scheduled above)	2,535	2,421	2,550
Tax effect of non-GAAP adjustments (e)	(285)	(261)	(773)

Net income — non-GAAP basis	$11,678	$9,771	$2,547

GAAP net income per share — diluted	$0.39	$0.32	$0.03

Non-GAAP net income per share — diluted (f)	$0.48	$0.41	$0.11

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	10.8%, 10.2% and (1.1)% of net sales, respectively.

(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan.

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH and the fiscal 2006 acquisition of Unigen.

(d)	13.4%, 13.0% and 3.8% of net sales, respectively.

(e)	To adjust the provision (benefit) for income taxes related to the adjustments described in notes (b) and (c) above based on applicable tax rates.

(f)	Computed using number of GAAP diluted shares outstanding for each period presented.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Twelve Months Ended
	December 25,	December 26,
	2010	2009
Income (loss) from operations — GAAP basis (a)	$29,677	$(15,095)

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	297	347
Research and development	1,121	1,145
Selling, general and administrative	2,125	1,886

	3,543	3,378
Amortization of intangible assets included in (c):
Cost of goods sold	5,229	5,398
Research and development	—	—
Selling, general and administrative	830	857

	6,059	6,255

Inventory step-up included in costs of goods sold (d)	180	—

Income (loss) from operations — non-GAAP basis (e)	$39,459	$(5,462)

Net income (loss) — GAAP basis	$24,644	$(28,168)
Non-GAAP adjustments (as scheduled above)	9,782	9,633
Tax effect of non-GAAP adjustments (f)	(1,204)	(2,916)
Non-cash increase of valuation allowance (g)	—	19,551

Net income (loss) — non-GAAP basis	$33,222	$(1,900)

GAAP net income (loss) per share — diluted	$1.02	$(1.20)

Non-GAAP net income (loss) per share — diluted (h)	$1.38	$(0.08)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management has excluded inventory step-up costs associated with our acquisition of Rasco, primarily because it is not reflective of our ongoing operating results, and is not used by management to assess the core profitability of our business operations. Additionally, management does not consider charges to the deferred tax valuation allowance as related to the Company’s operational performance and, as such, has excluded them to provide a better understanding of the company’s underlying operational results and a more meaningful basis for comparison with our historical and future results. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	9.2% and (8.8)% of net sales, respectively.

(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan.

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH and the fiscal 2006 acquisition of Unigen.

(d)	To eliminate the inventory step-up associated with certain semiconductor test systems sold.

(e)	12.2% and (3.2)% of net sales, respectively.

(f)	To adjust the provision (benefit) for income taxes related to the adjustments described in notes (b), (c) and (d) above based on applicable tax rates.

(g)	To exclude the non-cash net impact on the tax provision pertaining to the increase of the deferred tax asset valuation allowance.

(h)	Computed using number of GAAP diluted shares outstanding for each period presented.